UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of

The Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2019

This supplement updates the Definitive Proxy Statement, dated April 19, 2019, previously furnished to stockholders of Alaska Communications Systems Group, Inc., a Delaware corporation, in connection with the Annual Meeting of Stockholders of Alaska Communications Systems Group, Inc. to be held on May 29, 2019 (the “Annual Meeting”). Unless the context otherwise requires, references herein to “we”, “our” or the “Company” refer to Alaska Communications Systems Group, Inc.

Appointment of Proxy Solicitor

Subsequent to filing the Definitive Proxy Statement for our Annual Meeting, we retained Advantage Proxy to assist in soliciting proxies on our behalf in connection with the Annual Meeting. We have agreed to pay Advantage Proxy a base fee of $5,000 plus reimbursement for reasonable out-of-pocket expenses. We bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Advantage Proxy at (877) 870-8565.

Important Information

This supplement should be read in conjunction with the Company’s Definitive Proxy Statement filled with the Securities and Exchange Commission on April 19, 2019. To the extent that information in this supplement differs from or updates information contained in the Definitive proxy Statement, the information in this supplement controls. The Company advises its stockholders to read the Definitive Proxy Statement relating to the 2019 Annual Meeting, as amended and supplemented by this supplement because it contains important information. The Definitive Proxy Statement is available to stockholders at www.proxydocs.com/alsk.

The date of this supplement to the Proxy Statement is April 29, 2019.